Exhibit 10.3

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of November 3, 2006 (the "Effective Date"), is by and among ADA-ES, Inc., a Colorado corporation ("ADA"), NexGen Refined Coal, LLC, a Wyoming limited liability company ("NexGen") and ADA-NexCoal, LLC, a Colorado limited liability company (the "Company"). ADA, NexGen and the Company are sometimes herein collectively referred to as the "parties" and each individually as a "party."

                                    RECITALS
                                    --------

     WHEREAS, ADA owns one hundred (100) Units in the Company, consisting of one hundred percent (100%) of the membership interests, including, without limitation, all rights to profits and losses of the Company, all capital of the Company, all rights to receive distributions of the Company's assets, and all rights to participate in the management of the Company; and

     WHEREAS, ADA desires to sell, transfer and convey to NexGen, and NexGen desires to purchase from ADA, fifty (50) Units in the Company, representing fifty percent (50%) of the outstanding Units in the Company (the "Purchased Units"), on the terms and conditions contained herein; and

     WHEREAS, simultaneously with the purchase and sale of the Purchased Units provided for by this Agreement, ADA and NexGen will enter into that certain Amended and Restated Operating Agreement of the Company of even date herewith (as the same may be further amended or restated from time to time, the "Operating Agreement") which will govern the business and affairs of the Company from and after the Effective Date; and

     WHEREAS, simultaneously with the execution and delivery of this Agreement and the Operating Agreement, ADA and the Company will enter into the Supply Agreement pursuant to which ADA will provide Chemicals and Additives, Equipment, and Technical Engineering Services to the Company and its customers on the terms and conditions contained therein (the "Supply Agreement"); and

     WHEREAS, ADA and the Company have previously entered into that certain License Agreement dated as of November 3, 2006 (the "License Agreement"), pursuant to which ADA has licensed certain technology and know-how to the Company on the terms set forth therein;

     WHEREAS, the Purchased Units are being sold in reliance upon an exemption from the registration requirements provided under the Securities Act of 1933, as amended (the "Act"), as promulgated by the Securities and Exchange Commission.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS

     Except as otherwise set forth elsewhere in this Agreement, the following capitalized terms shall have the meanings set forth below. Any other capitalized terms in this Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Operating Agreement.

          (a) "Additional Cash Consideration" shall have the meaning ascribed to such term in Section 2.1(c) of this Agreement.

          (b) "Business" shall have the meaning ascribed to such term in the Operating Agreement.

          (c) "Chemicals Business" shall have the meaning ascribed to such term in the License Agreement, a copy of which is attached hereto as Exhibit A.


          (d) "Closing" shall have the meaning ascribed to such term in Section
4.1 of this Agreement.

          (e) "Closing Date" shall have the meaning ascribed to such term in Section4.1 of this Agreement.

          (f) "Code" means the Internal Revenue Code of 1986, as amended. All references to particular sections of the Code shall be deemed to include reference to corresponding provisions of subsequent federal tax law, as set forth in the Code, the Regulations, and the published interpretations thereof.

          (g) "Down Payment" shall have the meaning ascribed to such term in
Section 2.1(b) of this Agreement.

          (h) "Initial Cash Consideration" shall have the meaning ascribed to such term in Section 2.1(b) of this Agreement.

          (i) "Installment Payment" or "Installment Payments" shall have the meanings ascribed to such terms in Section 2.2 of this Agreement.

          (j) "IRS" means the United States Internal Revenue Service.

          (k) "Law" means such United States or State statutes, regulations, rules, ordinances, or other Laws (as the same have been interpreted by the courts) that are applicable to this Agreement, the other Transaction Agreements, the parties hereto or the Business.

          (l) "License Agreement" shall have the meaning ascribed to such term in the Recitals of this Agreement. A copy of the License Agreement is attached hereto as Exhibit A.

          (m) "Lien" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, option, right of first refusal or other transfer restriction or encumbrance of any kind (including preferential purchase rights, conditional sales agreements or other title retention agreements, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          (n) "LOI" shall have the meaning ascribed to such term in the Operating Agreement.

          (o) "Non-Breaching Party" shall have the meaning ascribed to such term in Article V of this Agreement.

          (p) "Non-payment Election" shall have the meaning ascribed to such term in Section 2.3 of this Agreement.

          (q) "Operating Agreement" shall have the meaning ascribed to such term in the Recitals to this Agreement.

          (r) "Purchase Price" shall have the meaning ascribed to such term in
Section 2.1(c) of this Agreement.

          (s) "Section 45 Business" shall have the meaning ascribed to such term in the License Agreement, a copy of which is attached hereto as Exhibit A.

          (t) "Section 45 Tax Credits" means the tax credits provided for under
Section 45 of the Code.

          (u) "Supply Agreement" shall have the meaning ascribed to such term in the Recitals of this Agreement. A copy of the Supply Agreement is attached as
Exhibit 1 to the License Agreement, a copy of which is attached hereto as Exhibit A.

          (v) "Transaction Agreements" means this Agreement, the Operating Agreement, the License Agreement and the Supply Agreement, as in effect on the date hereof.

                                   ARTICLE II
                                   ----------

                                PURCHASE AND SALE

     2.1 Purchase and Sale; Purchase Price.

          (a) Effective as of the Closing Date, ADA hereby sells, transfers and conveys to NexGen, and NexGen hereby purchases from ADA, the Purchased Units, subject to the terms and conditions of this Agreement.

          (b) In consideration of the purchase and sale of the Purchased Units, NexGen agrees to pay to ADA $900,000 in cash (the "Initial Cash Consideration") at the Closing in immediately available funds via certified check or wire transfer, it being agreed and acknowledged by the parties that NexGen previously made a down payment on the Purchased Units in the amount of $100,000 to ADA (the "Down Payment") on or about June 26, 2006 pursuant to the LOI and that the Down Payment is and shall be deemed to be a part of the Purchase Price for the Purchased Units.

          (c) The purchase price ("Purchase Price") for the Purchased Units shall be the sum of (i) the Initial Cash Consideration, (ii) the Down Payment, and (iii) the Additional Cash Consideration. For so long as the Business of the Company remains only a Chemicals Business, the "Additional Cash Consideration" shall be $-0-; provided, that, in the event the Business of the Company becomes a Section 45 Business, upon such occurrence, NexGen shall make payments to ADA of Additional Cash Consideration in the amount of up to $4,000,000 or such lesser amount as NexGen may determine in its sole and absolute discretion, payable in accordance with Section 2.2 below; provided, further that, in the event the Company's Business becomes a Section 45 Business and NexGen does not make aggregate payments to ADA of Additional Cash Consideration of $4,000,000 in accordance with Section 2.2, the provisions of Section 2.3 shall apply.

     2.2 Installment Payments of Additional Cash Consideration. In the event the Company's Business becomes a Section 45 Business, the Additional Cash Consideration to be paid to ADA by NexGen in its sole and absolute discretion in accordance with Section 2.1(c) above shall be made in installments (each an "Installment Payment" and collectively, the "Installment Payments") as follows:

     $500,000 payable on 9/30/07;
     $500,000 payable on 12/31/07;
     $500,000 payable on 3/31/08;
     $500,000 payable on 6/30/08;
     $500,000 payable on 9/30/08;
     $500,000 payable on 12/31/08;
     $500,000 payable on 3/31/09; and
     $500,000 payable on 6/30/09.

provided, however, in the event the Company's Business becomes a Section 45 Business (i) before September 30, 2007, NexGen shall only be obligated to make the first Installment Payment above on September 30, 2007 and thereafter in accordance with the payment schedule above, and (ii) after September 30, 2007, NexGen shall, within ten (10) days after the date the Company's Business becomes a Section 45 Business, make the Installment Payments to ADA which accrued according to the above payment schedule between September 30, 2007 and the date the Company's Business becomes a Section 45 Business and thereafter, any remaining Installment Payments shall be made by NexGen to ADA in accordance with the payment schedule above. In no event shall any interest accrue on any of the Installment Payments.

     2.3 Non-payment Election. In the event the Company's Business becomes a
Section 45 Business and, simultaneously or subsequently thereto NexGen fails to make any or all of the Installment Payments to ADA as required by Section 2.2 of this Agreement (a "Non-payment Election") then NexGen shall, without request or any further action on the part of ADA, transfer, convey and deliver unto ADA, free and clear of all Liens, and without payment of any additional consideration therefor by ADA, that number of Units (including any fractional number of Units) equal to: (i) the total unpaid amount owing under Section 2.2 of this Agreement from the date of the Non-payment Election through June 30, 2009, divided by (ii) One Hundred Thousand Dollars ($100,000). NexGen shall deliver any certificate representing such Units to ADA, endorsed as appropriate to effect such transfer, and shall deliver any other documents reasonably requested by ADA to vest title to such Units in ADA. Except for the obligations of NexGen under this Section
2.3 of this Agreement or any other Section of this Agreement which by its terms continues to be applicable following a Non-payment Election, NexGen and its Affiliates, shall have no further rights or obligations with respect to the Company or ADA hereunder, and all rights of NexGen with respect to its remaining Units shall be as set forth in the Operating Agreement.

     2.4 Apportionment Upon Closing. The income, gain, loss, deduction, credit and other items of the Company and the Purchased Units shall be apportioned between the pre-Closing period and the post-Closing period by closing the books of the Company as of the Closing Date.

                                   ARTICLE III
                                   -----------

                                    COVENANTS

     3.1 Confidentiality. The parties acknowledge that in connection with the purchase and sale of the Purchased Units to be completed hereunder, each has been given access to, and provided with, Trade Secrets and Confidential Information of another party, as such terms are defined in the Operating Agreement. Each party agrees that the provisions of Section 11.8 of the Operating Agreement shall apply to any Trade Secrets or Confidential Information obtained by a party or to which any party has access in connection with the activities described in this Agreement, and that the remedies set forth in the Operating Agreement shall apply and be available with respect to any breach or threatened breach of the confidentiality obligations of a party hereto.

     3.2 Records Retention. NexGen and ADA shall each maintain true and complete records in connection with this Agreement and their activities hereunder, and shall retain all such records for at least forty-eight (48) months following the termination or expiration of this Agreement. This obligation shall survive the termination or expiration of this Agreement.

                                   ARTICLE IV
                                   ----------

                         CLOSING; CONDITIONS TO CLOSING

     4.1 Closing. The closing of the purchase and sale of the Purchased Units (the "Closing") shall take place at the offices of ADA on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as ADA and NexGen may mutually determine (the "Closing Date").

     4.2 Actions To Be Taken At Closing; Conditions to Closing. At the Closing, each of the following events shall occur and each of the conditions shall be satisfied, as the case may be, each being a condition precedent to the obligation of the parties to consummate the transactions contemplated by this
Agreement:

          (a) ADA and NexGen shall execute and deliver an Assignment of the Purchased Units in the form of Exhibit B hereto endorsed in blank or accompanied by duly executed assignment documents.

          (b) NexGen shall deliver the Initial Cash Consideration to ADA in immediately available U.S. funds by wire transfer to an account designated by ADA or by certified check.

          (c) ADA and NexGen shall execute and deliver this Agreement.

          (d) ADA, NexGen and the Company shall each execute and deliver the Operating Agreement.

          (e) ADA and the Company shall each execute and deliver the Supply Agreement.

          (f) ADA shall cause the records of the Company to be updated to reflect the sale of the Purchased Units provided hereby with NexGen as the record owner and holder of such Purchased Units as of the Closing Date.

          (g) ADA shall execute and deliver to NexGen a receipt for the Down Payment and the Initial Cash Consideration.

          (h) The requisite written approval of the Members to the admission of NexGen as an additional Member of the Company under the terms of Section 7.2 of the Existing LLC Agreement, shall have been obtained and in full force and effect.

          (i) The consummation of the transactions contemplated by this Agreement shall not violate, or cause the violation of (i) any federal or state Law, regulation, statute or rule, (ii) the Existing LLC Agreement or other document, instrument or agreement by which the Company, its Members or the parties are bound, or (iii) any order, decision, ruling or decree of any person, governmental authority or other entity of any kind, having jurisdiction over one or both of the parties or the subject matter of this Agreement.

          (j) The License Agreement shall be in full force and effect.

          (k) ADA and NexGen shall each have delivered to the other appropriate evidence of all necessary corporate action in connection with the transactions contemplated hereby, including, without limitation (i) certified copies of resolutions duly adopted by the board of directors or other governing body of such party approving the transactions contemplated herein and authorizing the execution, delivery and performance by such party of this Agreement and the other Transaction Agreements and all other documents or instruments required to be executed and delivered in connection herewith, and (ii) a certificate as to the incumbency of officers of such party executing this Agreement and each of the aforementioned agreements, documents and instruments delivered in connection with the transactions contemplated herein.

                                    ARTICLE V
                                    ---------

                       TERMINATION AND REMEDIES FOR BREACH

     This Agreement shall terminate at such time as the Parties have performed all of their respective obligations hereunder; provided, however, that any breach of any representation, warranty, covenant or agreement of a Party shall entitle the other Party (the "Non-Breaching Party") to all remedies available at law or in equity resulting from such breach, including, at the option of the Non-Breaching Party, the right to specific performance. All remedies available to a Party hereunder shall be cumulative, and the election of one remedy shall not prevent the Party from seeking and obtaining additional relief under another remedy to the extent permitted under applicable law.


                                   ARTICLE VI
                                   ----------

                         REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties of NexGen. As of the Closing Date, NexGen hereby represents and warrants to ADA and the Company as follows:

          (a) NexGen is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming.

          (b) NexGen has all requisite limited liability company power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of NexGen's organizational documents, limited liability company agreement, other governing documents, or any agreement or instrument to which NexGen is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to NexGen.

          (c) This Agreement has been duly executed and delivered on behalf of NexGen. At the Closing, this Agreement and all other documents and instruments required hereunder to be executed and delivered by NexGen shall have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of NexGen enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) NexGen is an "accredited investor," as defined in Rule 501 of Regulation D under the Act, and has such knowledge and sophistication in business and financial matters that it is capable of evaluating the merits and risks inherent in the purchase of the Purchased Units.

          (e) NexGen is the sole party in interest to this Agreement, is acquiring the Purchased Units for investment for NexGen's own account, and not on behalf of any other person. NexGen is acquiring the Purchased Units for investment purposes only and not for subsequent resale or distribution. NexGen has no present agreement, understanding, arrangement, or intent to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Purchased Units to any other person.

          (f) NexGen has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which ADA or the Company shall have any responsibility whatsoever.

     6.2 Representations and Warranties of ADA. As of the Closing Date, ADA hereby represents and warrants to NexGen and the Company as follows:

          (a) ADA is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

          (b) ADA has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of ADA's articles of incorporation, bylaws, other governing documents, or any agreement or instrument to which ADA is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to ADA and no consent, approval or notice is required to be given or received by ADA to or by any third party in order to consummate the transactions contemplated hereby.

          (c) This Agreement has been duly executed and delivered on behalf of ADA. At the Closing, this Agreement and all other documents and instruments required hereunder to be executed and delivered by ADA shall have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of ADA enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Prior to giving effect to the transactions contemplated by this Agreement, ADA owns of record and beneficially the Purchased Units free and clear of any Lien. Except as provided in this Agreement, ADA has not granted any person any right or has entered into any agreement or understanding with respect to the acquisition, purchase, sale, transfer or assignment of the Purchased Units.

          (e) The License Agreement has been duly executed and delivered by ADA, has not been amended or modified, and is in full force and effect and enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the obligations of ADA thereunder are not subject to any condition precedent which has not been fully satisfied as of the Closing.

          (f) ADA has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which NexGen or the Company shall have any responsibility whatsoever.

     6.3 Representations and Warranties of the Company. As of the Closing Date, the Company hereby represents and warrants to NexGen and ADA as follows:

          (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.

          (b) The Company has all requisite limited liability company power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of the Company's Articles of Organization, operating agreement, other governing documents, or any agreement or instrument to which the Company is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company and no consent, approval or notice is required to be given or received by the Company to or by any third party in order to consummate the transactions contemplated hereby.

          (c) This Agreement has been duly executed and delivered on behalf of the Company. At the Closing, this Agreement and all other documents and instruments required hereunder to be executed and delivered by the Company shall have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) The License Agreement has been duly executed and delivered by the Company, has not been amended or modified, and is in full force and effect and enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the obligations of the Company thereunder are not subject to any condition precedent which has not been fully satisfied as of the Closing.

                                   ARTICLE VII
                                   -----------

                               GENERAL PROVISIONS

     7.1 Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by NexGen and ADA in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including without limitation, legal and accounting fees, costs and expenses.

     7.2 Notices. All notices and other required communications hereunder shall be in writing, addressed as follows:

     If to NexGen:

     NexGen Refined Coal, LLC
     3300 South Parker Road, Suite 520
     Aurora, CO  80014
     Attn:  Charles S. McNeil, President
     Fax:  (303) 751-9210
     Email address:  cmcneil@nexgen-group.com

     With a copy to:

     Republic Financial Corporation
     3300 South Parker Road, Suite 500
     Aurora, CO  80014
     Attn:  Senior Vice President
     Fax:  (303) 751-4777
     Email address:  jstirbis@republic-financial.com

     If to ADA:

     ADA-ES, Inc.
     8100 SouthPark Drive, Unit B
     Littleton, CO 80120
     Attn:  Dr. Michael Durham
     Fax:  (303) 734-0330
     Email address: miked@adaes.com

Notices shall be given (a) by personal delivery to the other party, (b) by facsimile or email, with confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, (ii) if by facsimile, on the date the facsimile is received if received during business hours, otherwise the next business day and
(iii) if solely by mail, upon receipt by the addressee, which receipt shall be deemed to have occurred at such time as the party is provided with notice from the postal authorities that a registered or certified letter is awaiting delivery to the party . A party may change its address by notice to the other party.

     7.3 Amendment. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     7.4 Assignment. This Agreement is personal to the parties and neither party shall assign any right or delegate any duty that it has or may have under this Agreement, either voluntarily, involuntarily by operation of Law or otherwise by sale, assignment, transfer, delegation or other arrangement having similar effect, without the other party's prior written consent except as specifically provided herein. Notwithstanding the foregoing, either party may assign their rights and obligations under this Agreement to their Affiliates.

     7.5 Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect, or be used to construe, any of the terms or provisions of this Agreement.

     7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. This Agreement shall become operative when each party has executed at least one counterpart of this Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement, and the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     7.7 References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, limited liability partnerships, corporations, limited liability companies or any other entity.

     7.8 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado without application of such state's conflict of laws rules. In an proceeding brought to enforce or interpret this Agreement or any matter related hereto, the parties agree that exclusive jurisdiction and venue shall exist in the District Courts of the State of Colorado, located in Arapahoe County, and neither party shall be entitled to move for a change of venue based on the grounds of inconvenience or for any other reason.

     7.9 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all negotiations, prior discussions and prior agreements and understandings relating to such subject matter, including, without limitation, the LOI. No representation, warranty, covenant, agreement, promise, inducement or statement, whether oral or written, has been made by any party that is not set forth in this Agreement, including, such representations, warranties, covenants, agreements, promises, inducements or statements as are referenced herein but are included in any of the other Transaction Agreements or in the documents or instruments referred to herein or therein), and no party shall be bound by or be liable for any alleged representation, warranty, covenant, agreement, promise, inducement or statement not so set forth.

     7.10 Mutually Drafted. The parties stipulate and agree that this Agreement is the product of both parties' efforts in consultation with their attorneys and other consultants and each party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement.

     7.11 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person, any benefits, rights or remedies.

     7.12 Further Assurances. ADA and NexGen shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

     7.13 Survival. The representations, warranties, covenants, agreements and indemnities included or provided in this Agreement, or in any document, certificate or other instrument delivered pursuant hereto, shall survive the Closing, except that the representations and warranties of the parties contained in Article VI shall be made only as of the Closing Date.

     7.14 Limitation on Remedies. The parties acknowledge that under no circumstances is NexGen obligated by the terms hereof or otherwise, to make any Installment Payment and that the decision whether or not to make or withhold any Installment Payment shall be in the sole and absolute discretion of NexGen. In the event NexGen does not elect to make one or any of the Installment Payments, the parties agree and acknowledge that the sole remedy available to ADA for such failure shall be as set forth in Section 2.3 hereof.

     7.15 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, under a judgment, Law or statute now or hereafter in effect, the remainder of this Agreement shall not thereby be impaired or affected and shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.16 Public Announcements. No public announcement may be made by any Person with regard to the transactions contemplated by this Agreement without the prior consent of NexGen and ADA, provided that either party may make such disclosure if advised by counsel that it is required to do so by applicable Law or regulation of any governmental agency or stock exchange upon which securities of such party are registered. NexGen and ADA will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other party prior to making such announcements or disclosures.

     7.17 Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement or any right hereunder, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     7.18 Conflict. In the event of a conflict between any term(s) or provision(s) of this Agreement, the License Agreement or the Supply Agreement and anything contained in the Operating Agreement, the Operating Agreement shall be overriding and controlling.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF the parties have executed this Purchase and Sale Agreement as of the date first written above.

                                           ADA-NEXCOAL, LLC

                                           By: /s/ Mark H. McKinnies
                                           -------------------------
                                           Name:  Mark McKinnies
                                           Title:  Manager


                                           ADA-ES, INC.

                                           By: /s/ Michael D. Durham
                                           -------------------------
                                           Name:  Michael D. Durham, Ph.D.
                                           Title:  President


                                           NEXGEN REFINED COAL, LLC

                                           By: /s/ Charles S. McNeil
                                           -------------------------
                                           Name:  Charles S. McNeil
                                           Title:  President

                                    Exhibit A
                                    ---------


[Copy of Executed License Agreement, to which shall be attached as Exhibit 1, a copy of the Supply Agreement.]

                                    Exhibit B
                                    ---------


[Assignment of Purchased Units]